Exhibit 10.25
NEGATIVE PLEDGE AGREEMENT
     This Negative Pledge Agreement (“Agreement”) dated June 23, 2009 is by Saitek Elektronik Vertriebs Gmbh, a German corporation (“Debtor”), in favor of Wachovia Capital Finance Corporation (Central), an Illinois corporation, as US Collateral Agent for and on behalf of the Secured Parties and as Lender.
W I T N E S S E T H
     WHEREAS, US Collateral Agent and Lender have entered into a Third Amended and Restated Loan Agreement dated on or about the date hereof (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”) with Mad Catz Inc., a Delaware corporation (“Borrower”), and Obligors pursuant to which Lender has provided certain financial accommodations to Borrower;
     WHEREAS, Debtor has executed and delivered or is about to execute and deliver to US Collateral Agent and Lender a guarantee in favor of US Collateral Agent and Lender pursuant to which Debtor absolutely and unconditionally guarantees to US Collateral Agent and Lender the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrower and Obligors; and
     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. NEGATIVE PLEDGE
     1.1 Debtor shall not create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its assets or properties, including the Collateral, except:
     (a) Liens of Agents and Lender;
     (b) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Debtor and with respect to which adequate reserves have been set aside on its books;
     (c) non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of Debtor’s business to the extent: (i) such Liens secure indebtedness which is not overdue or (ii) such Liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Debtor in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
     (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Debtor as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

     (e) the Liens set forth on Schedule 7.4 to the Loan Agreement (except to the extent that Lender requires the discharge thereof prior to the advance of the initial Revolving Loans pursuant to the Loan Agreement); and
     (f) Liens to secure Permitted Inter-Company Debt.
SECTION 2. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     2.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
     (a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.
     (b) Debtor, Lender and US Collateral Agent irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, whichever Lender or US Collateral Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender and US Collateral Agent shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which they deem necessary or appropriate to enforce their rights against Debtor or its property).
     (c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth below and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender’s or US Collateral Agent’s option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Lender or US Collateral Agent against Debtor for the amount of the claim and other relief requested.
     (d) DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR, LENDER AND US COLLATERAL AGENT IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR, LENDER OR US COLLATERAL AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR, LENDER AND US COLLATERAL AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     (e) Lender and US Collateral Agent shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender and US Collateral Agent that the losses were the result of acts or omissions of Lender and US Collateral Agent constituting gross negligence or willful misconduct. In any such litigation, each of Lender and US Collateral Agent shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.
     2.2 Waiver of Notices. Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to this Agreement, except such as are expressly provided for herein. No notice to or demand on Debtor which Lender or US Collateral Agent may elect to give shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.
     2.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and US Collateral Agent, and as to amendments, as also signed by an authorized officer of Debtor. Lender and US Collateral Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender or US Collateral Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender or US Collateral Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which either would otherwise have on any future occasion, whether similar in kind or otherwise.
     2.4 Indemnification. Debtor shall indemnify and hold Lender, US Collateral Agent, Secured Parties, and their respective directors, agents, employees and counsel (collectively, “Indemnified Parties”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Debtor shall pay the maximum portion which it is permitted to pay under applicable law to Indemnified Parties in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Debtor shall not assert, and Debtor hereby waives, any claim against Indemnified Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of the Loan Agreement.
SECTION 3. MISCELLANEOUS
     3.1 Interpretative Provisions.
     (a) Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.
     (b) All references to Debtor, Lender, US Collateral Agent, Borrower, Secured Parties and Indemnified Parties herein, or to any other person herein, shall include their respective successors and assigns.
     (c) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
     (d) All references to the term “good faith” used herein when applicable to Lender or US Collateral Agent shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Debtor shall have the burden of proving any lack of good faith on the part of Lender or US Collateral Agent alleged by Debtor at any time.
     (e) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.
     (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
     (g) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and US Collateral Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing

Agreements shall not be construed against Lender and US Collateral Agent merely because of Lender’s and US Collateral Agent’s involvement in their preparation.
     3.2 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtor:	7480 Mission Valley Road, Suite 101
San Diego, California 92108
Attention: Whitney Peterson
Telephone No.: (619) 683-9830
Telecopy No.: (619) 683-9829

If to Lender and US Collateral Agent:	Wachovia Capital Finance Corporation (Central)
150 South Wacker Drive, Suite 2200
Chicago, Illinois 60606-4401
Attention: Portfolio Manager
Telephone No.: 312-332-0420
Telecopy No.: 312-332-0424
     3.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     3.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Lender and US Collateral Agent and their respective successors and assigns, except that Debtor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender and US Collateral Agent.
     3.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Debtor, US Collateral Agent and Lender each has caused these presents to be duly executed as of the day and year first above written.

SAITEK ELEKTRONIK VERTRIEBS GMBH
By:	/s/ Stefan Woger
	Name:	Stephan Woger
	Title:	Managing Director

By:	/s/ Martin Eberle
	Name:	Martin Eberle
	Title:	Prokurist

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)
By:
Name:
Title:

By:	/s/ Bruno Mello
	Name:	Bruno Mello
	Title:	Assistant Vice President Wachovia Capital Finance of Canada